                                                                  EXECUTION COPY


                             CONTRIBUTION AGREEMENT

                                      AMONG

                                MTVN ONLINE L.P.,

                            MISCHIEF NEW MEDIA INC.,

                                       AND

                                JASON HIRSCHHORN




                            DATED AS OF MARCH 3, 2000

                                TABLE OF CONTENTS

                                                                                                               Page

                                                       ARTICLE 1

                                             DEFINITIONS AND CONSTRUCTION

1.1.     Certain Definitions..................................................................................    1

1.2.     Additional Definitions...............................................................................    5

                                                       ARTICLE 2

                                                     CONTRIBUTION

2.1.     Conveyance of Mischief Assets........................................................................    6

2.2.     Limited Assumption of Liabilities and Obligations....................................................    7

2.3.     Non-Assumption of Liabilities........................................................................    8

2.4.     Assumed Contracts....................................................................................    8

                                                       ARTICLE 3

                                CONDITIONAL CONTRIBUTION TO THE COMPANY BY SHAREHOLDER

3.1.     Transfer of Mischief Shares to the Company...........................................................    8

3.2.     Mischief Share Closing...............................................................................    9

3.3.     Mischief Share Closing Deliveries....................................................................    9

3.4.     Conditions to Mischief Share Closing of MTVNO........................................................    9

3.5.     Conditions to Mischief Share Closing of Shareholder..................................................   10

3.6.     Transfer Restrictions on Company Common Stock........................................................   10

                                                       ARTICLE 4

                                                     CONSIDERATION

4.1.     Contribution Consideration...........................................................................   12

                                    ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF MISCHIEF AND SHAREHOLDER

5.1.     Due Incorporation; Good Standing.....................................................................   12

5.2.     Capitalization; Subsidiaries, Other Interests, etc...................................................   12

5.3.     Due Authority; Valid, Binding and Enforceable........................................................   13

5.4.     No Violation of Laws or Agreements...................................................................   13

5.5.     Contracts............................................................................................   13

5.6.     Absence of Litigation................................................................................   14

5.7.     Compliance with Laws; Permits; Consents..............................................................   14

5.8.     Acquired Assets; Title; Closing Liability Schedule...................................................   14

5.9.     Absence of Certain Changes...........................................................................   15

5.10.    Intellectual Property................................................................................   15

5.11.    Year 2000............................................................................................   17

5.12.    Labor; Employee Benefits.............................................................................   17

5.13.    Taxes................................................................................................   17

5.14.    No Brokerage.........................................................................................   17

5.15.    Disclosure...........................................................................................   17

5.16.    Securities Act Matters...............................................................................   17

                                                       ARTICLE 6

                      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AT MISCHIEF SHARE
                                                        CLOSING

6.1.     Mischief Share Closing Title.........................................................................   18

6.2.     Liabilities..........................................................................................   18

6.3.     Assets...............................................................................................   18

6.4.     Securities Act Matters...............................................................................   18

                                                       ARTICLE 7

                                        REPRESENTATIONS AND WARRANTIES OF MTVNO

7.1.     Formation; Existence.................................................................................   19

7.2.     Due Authority; Valid, Binding and Enforceable........................................................   19

7.3.     No Violation of Laws or Agreements...................................................................   19

7.4.     Issuance of Partnership Units and Company Common Stock...............................................   20

7.5.     Securities Act Matters...............................................................................   20

                                                       ARTICLE 8

                                                       COVENANTS

8.1.     Partnership Agreement................................................................................   21

8.2.     Employment Agreement.................................................................................   21

8.3.     Pledge Agreement.....................................................................................   21

8.4.     Conduct of Mischief Business Prior to Mischief Share Closing.........................................   21

8.5.     Non-Competition......................................................................................   21

8.6.     Shareholder's Put Right..............................................................................   22

                                                       ARTICLE 9

                                                  REGISTRATION RIGHTS

9.1.     Demand Rights........................................................................................   24

9.2.     Piggy-Back Rights....................................................................................   25

9.3.     General Registration Provisions......................................................................   26

                                                      ARTICLE 10

                                               SURVIVAL; INDEMNIFICATION

10.1.    Survival.............................................................................................   33

10.2.    Indemnification by Shareholder.......................................................................   33

10.3.    Indemnification by MTVNO.............................................................................   34

10.4.    Indemnification Procedures...........................................................................   34

10.5.    No Contribution from Mischief........................................................................   35

10.6.    Limitations on Indemnification.......................................................................   35

10.7.    Exclusive Remedy.....................................................................................   35

                                                      ARTICLE 11

                                                     MISCELLANEOUS

11.1.    Table of Contents; Headings..........................................................................   36

11.2.    Governing Law........................................................................................   36

11.3.    Severability.........................................................................................   36

11.4.    Amendments...........................................................................................   36

11.5.    Counterparts.........................................................................................   36

11.6.    Entire Agreement.....................................................................................   36

11.7.    No Presumption.......................................................................................   36

11.8.    Parties in Interest; Limitation on Rights of Others..................................................   36

11.9.    Waivers; Remedies....................................................................................   37

11.10.   Further Assurances...................................................................................   37

11.11.   Public Announcements.................................................................................   38

11.12.   Costs and Expenses...................................................................................   38

11.13.   Notices..............................................................................................   38

11.14.   Jurisdiction; Consent to Service of Process..........................................................   39

11.15.   Cooperation for Financial Reporting..................................................................   40

                             CONTRIBUTION AGREEMENT

         CONTRIBUTION AGREEMENT, dated as of March 3, 2000, among MTVN Online L.P., a Delaware limited partnership ("MTVNO"), Mischief New Media Inc., a New York corporation ("Mischief"), and Jason Hirschhorn ("Shareholder").

         Subject to the terms and conditions contained herein, (i) Mischief and Shareholder desire that Mischief transfer to MTVNO, and MTVNO desires to acquire from Mischief, substantially all of the assets of Mischief and (ii) upon consummation of the IPO (as defined below) Shareholder and MTVNO desire to provide for the transfer of Mischief Shares (as defined below) to the Company (as defined below).

         Simultaneously herewith, Mischief and Shareholder are executing Amendment No. 2 ("Amendment No. 2") to the Agreement of Limited Partnership dated as of July 15, 1999 (as such Agreement of Limited Partnership has heretofore been, is now being, or may in the future be, amended, modified or supplemented from time to time in accordance with its terms, the "Partnership Agreement") among MTVN Online Partner I LLC, a Delaware limited liability company ("VLLC"), Imagine Radio, Inc., a California corporation ("Imagine"), MTVN Online Inc., a Delaware corporation ("MTVN Online"), SonicNet, Inc., a Delaware corporation ("SonicNet"), The Box Worldwide Inc., a Florida corporation ("Box"), pursuant to which VLLC, Imagine, SonicNet and Box formed MTVNO. A copy of Amendment No. 2, which, among other things, provides for the admission of Mischief and Shareholder to MTVNO, is attached hereto as Exhibit A.

         Simultaneously herewith, MTVNO and Shareholder are entering into an employment agreement, dated as of the date hereof (as the same may be amended from time to time, the "Employment Agreement"), pursuant to which MTVNO will employ Shareholder. A copy of the Employment Agreement is attached hereto as Exhibit B.

         Simultaneously herewith, Shareholder and Mischief are executing and delivering to MTVNO a pledge agreement, dated as of the date hereof (the "Pledge Agreement"), pledging certain equity interests in MTVNO and the Company to secure the indemnification obligations of Shareholder under this Agreement. A copy of the Pledge Agreement is attached hereto as Exhibit C.

         Accordingly, the parties agree as follows:

                                    ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

         1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

         "Affiliate", when used with respect to a specified Person, means any other Person that directly, indirectly or through one or more intermediaries Controls, is Controlled by or is under Common Control with, such Person.

         "Agreement" means this Contribution Agreement, including all Schedules and Exhibits hereto, as the same may be amended or modified from time to time.

         "Business" has the meaning set forth in the Partnership Agreement.

         "Business Day" has the meaning set forth in the Partnership Agreement.

         "Closing Liability Schedule" means the schedule attached hereto as Exhibit D which contains a true, correct and complete list of all outstanding liabilities of Mischief as of the date of this Agreement.

         "Company" means the entity that issues stock to the public in connection with the IPO, which may include, without limitation, any one of the following entities: (i) MTVNO, as such entity may exist in partnership form or in a reorganized, corporate or other form upon contribution of MTVNO's assets and liabilities; (ii) an entity that is the holding company of the entity described in clause (i) above; or (iii) an entity that is a Partner in MTVNO.

         "Contracts" means, with respect to any Person, all contracts, commitments, agreements and arrangements to which such Person is a party or by which it is bound.

         "Control" has the meaning set forth in the Partnership Agreement.

         "Exchange Agreement" means an exchange agreement to be entered into by the Company and the Partners providing for the exchange of a specified number and kind of shares of Company Common Stock for Partnership Units from and after the IPO as contemplated by the Partnership Agreement.

         "GAAP" has the meaning set forth in the Partnership Agreement.

         "Governmental Entity" means any nation or government, and state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "IPO" has the meaning set forth in Amendment No. 2.

         "Intellectual Property" means the Intellectual Property Rights identified in Schedule 5.10, together with all other Intellectual Property Rights owned, used or held for use in connection with the business of Mischief as currently conducted.

         "Intellectual Property Rights" means (i) all patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, trade secrets, know-how, proprietary information (including without limitation proprietary software algorithms and designs), mask work rights, database rights, publicity rights, privacy rights and other rights of a similar nature for which legal protection, statutory, common law or otherwise, may be obtained, in the United States and/or any other country or jurisdiction;
(ii) all pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) all rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) all rights of priority under national laws and international conventions with respect to any of the foregoing; (v) all continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vii) all goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) all rights to sue with respect to past and future infringements of any of the foregoing.

         "knowledge" means, with respect to Mischief, the actual knowledge of any officer or director of Mischief.

         "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, orders, judgments, decrees, or general principles of common and civil law and equity, in any case binding on or directly affecting the Person referred to in the context in which such word is used.

         "License" means any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement or remuneration for any Intellectual Property Right or Software.

         "Lien" means any lien, charge, claim, pledge, security interest or other encumbrance of any kind, except (i) as may exist under federal or state securities laws, (ii) as created by or resulting from this Agreement or (iii) for Permitted Liens.

         "Loss" means any losses, costs, expenses, damages, Taxes, penalties, fines, charges, demands, liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements).

         "Operative Agreements" means this Agreement, the Partnership Agreement (including Amendment No. 2), the Employment Agreement and the Pledge Agreement.

         "Outstanding License" means any License by or to Mischief or to which Mischief is otherwise a party, or by which Mischief or any of its Intellectual Property or other property is subject or bound.

         "Partner" has the meaning set forth in the Partnership Agreement.

         "Partnership Unit" has the meaning set forth in the Partnership Agreement.

         "Permits" means permits, approvals, orders, consents, licenses, certificates, franchises and exemptions from, and filings and registrations with, Governmental Entities.

         "Permitted Liens" means (i) Liens for Taxes not yet due and payable,
(ii) materialmen's or mechanic's Liens arising in the ordinary course of operations which are not delinquent and (iii) such other Liens as would not be reasonably likely to have a material adverse effect on the business of Mischief; provided, however, in no event, shall Permitted Liens include Liens against the securities of any party hereto or any Affiliate of any such party.

         "Permitted Transferee" has the meaning set forth in the Partnership Agreement.

         "Person" has the meaning set forth in the Partnership Agreement.

         "Pledged Shares" has the meaning set forth in the Pledge Agreement.

         "Registrable Shares" means the total number of shares of Company Common Stock acquired by Shareholder or Mischief, as the case may be, pursuant to
Article 3.

         "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "subsidiary" means, with respect to any Person, (i) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of securities thereof with the rights to vote to elect a majority of the directors, managers, trustees or similar officials is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and
(ii) any partnership in which such Person or any of its subsidiaries is a general partner and owns 10% or more of the equity interests therein.

         "Taxes" means any and all federal, state, local and foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind whatsoever imposed by a Governmental Entity, including, without limitation, income, payroll, withholding, excise, sales, use, lease, privilege, personal and other property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, or additional amounts imposed with respect thereto, whether disputed or not.

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Viacom" has the meaning set forth in the Partnership Agreement.

         "Viacom Inc." has the meaning set forth in the Partnership Agreement.

         1.2. Additional Definitions.

         The following additional terms have the meaning ascribed thereto in the Section or Schedule indicated below next to such term:

                             INDEX OF DEFINED TERMS



"Acquired Assets".......................................... Section 2.1(a)
"Amendment No. 2"................................................. Recital
"Assumed Liabilities"......................................... Section 2.2
"Blackout Period".......................................... Section 9.3(b)
"Box"............................................................. Recital
"Common Stock"................................................ Section 3.1
"Company Common Stock"........................................ Section 3.1
"Competing Business".......................................... Section 8.5
"Demand Registration"...................................... Section 9.1(a)
"Domain Name"........................................... Section 2.1(a)(v)
"Employment Agreement"............................................ Recital
"Excluded Assets".......................................... Section 2.1(b)
"Imagine"......................................................... Recital
"Liability"................................................ Section 9.3(i)
"Mischief"....................................................... Preamble
"Mischief Contracts"................................... Section 2.1(a)(vi)
"Mischief Indemnified Parties"............................... Section 10.3
"Mischief Partnership Units".................................. Section 4.1
"Mischief Permits".................................... Section 2.1(a)(vii)
"Mischief Share Closing"...................................... Section 3.2
"Mischief Share Closing Date"................................. Section 3.2
"Mischief Shares"............................................. Section 3.1
"Mischief Stockholder"..................................... Section 9.1(a)
"Mischief Stockholder Group"............................... Section 9.1(a)
"MTVN Online"..................................................... Recital
"MTVNO".......................................................... Preamble
"MTVNO Indemnified Parties".................................. Section 10.2
"Non-Compete Parties"......................................... Section 8.5
"Non-Compete Period".......................................... Section 8.5
"Partnership Agreement"........................................... Recital
"Pledge Agreement"................................................ Recital
"Put Closing".............................................. Section 8.6(b)
"Put Closing Date"......................................... Section 8.6(a)
"Put Notice"............................................... Section 8.6(a)
"Put Purchase Price"....................................... Section 8.6(a)
"Receivables"........................................... Section 2.1(b)(i)
"Registration Statement"................................... Section 9.1(a)
"Restricted Shares"........................................ Section 3.6(b)
"SEC"...................................................... Section 9.1(e)

"Securities Act"........................................... Section 9.1(a)
"Shareholder".................................................... Preamble
"SonicNet"........................................................ Recital
"VLLC"............................................................ Recital
"Year 2000 Compliant"..................................... Section 5.11(b)


                                    ARTICLE 2

                                  CONTRIBUTION

         2.1. Conveyance of Mischief Assets.

         (a) Mischief does hereby convey, grant, bargain, transfer, set over, contribute, assign and deliver, to MTVNO and its successors and assigns, forever, all of the assets and businesses that are owned, used or held for use in connection with Mischief's business (other than the Excluded Assets, as defined below), wherever such assets and businesses are located and whether such assets and businesses are real, personal or mixed, tangible or intangible, and whether or not any of such assets and businesses have any value for accounting purposes or are carried or reflected on or specifically referred to in Mischief's books or financial statements, including, without limitation, all of the following types of assets (but excluding any of the following that constitute Excluded Assets) (collectively, the "Acquired Assets"):

                  (i) all tangible assets, including machinery and equipment, tools, spare parts, office furniture, office equipment, computer equipment and fixtures, machinery and equipment under order or construction and all inventories, including finished goods, work-in-progress, administrative and other supplies on hand, and raw materials;

                  (ii) all credits, prepaid assets, security deposits and other deposits, prepaid expenses, deferred charges, advance payments and notes receivable;

                  (iii)    all Intellectual Property and Software of Mischief;

                  (iv) all of Mischief's websites, including, but not limited to, rockontv.com, musicstation.com, musicnewswire.com, showbizwire.com, CD-clubs.com and eventwire.com, all related proprietary technologies and all other related assets;

                  (v) all Internet domain names (each a "Domain Name"), including each of the Domain Names set forth in Schedule 5.10(h) hereto;

                  (vi) subject to the provisions of Section 2.4, all Contracts to which Mischief is a party, including, without limitation, all Contracts to which Mischief is a party listed in Schedule 5.5 hereto ("Mischief Contracts");

                  (vii) all of Mischief's Permits and all pending applications therefor ("Mischief Permits");

                  (viii) all books, records, ledgers, files, documents (including originally executed copies of written Mischief Contracts), customer and supplier lists, correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, computer programs and related documentation, documents evidencing Intellectual Property, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, photographs, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, in each case, whether in hard copy or magnetic format, in each instance, of Mischief; and

                  (ix) all rights or choses of Mischief, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties.

         In addition, Shareholder does hereby convey, grant, bargain, transfer, set over, contribute, assign and deliver, to MTVNO and its successors and assigns, forever, all of the Intellectual Property, Software, Domain Names and websites that are owned, used or held for use in connection with Mischief's business and any Intellectual Property Rights therein if and to the extent that any of the foregoing are held in the name of Shareholder.

         (b) Notwithstanding the foregoing, the following assets (the "Excluded Assets") are not included in the Mischief Assets, and Mischief shall not contribute to MTVNO and MTVNO shall not accept from Mischief:

                  (i) cash and cash equivalents and all billed and unbilled accounts receivable arising on or prior to the date hereof ("Receivables");;

                  (ii) duplicate copies of all books and records transferred to Mischief;

                  (iii) any rights to and under Contracts not assumed by MTVNO pursuant to Sections 2.2 and 2.4;

                  (iv)     corporate minute books, seals, stock ledgers;

                  (v)      home furnishings;

                  (vi) all rights of Mischief under this Agreement and the other Operative Agreements; and

                  (vii)    the items set forth in Schedule 5.8.

         2.2. Limited Assumption of Liabilities and Obligations. Mischief hereby transfers to MTVNO and MTVNO hereby assumes and agrees to perform when due Mischief's liabilities and obligations under the Mischief Contracts and Mischief Permits arising exclusively from, and accruing exclusively with respect to, the period after the date hereof (collectively, the "Assumed Liabilities"); provided, however, that in no event shall MTVNO assume (i) any liability or obligation under or with respect to any Mischief Contract or Mischief Permit for any obligation required by the terms thereof to be discharged on or prior to the date hereof, (ii) any liability or obligation to the extent the existence of which constitutes a breach of any representation or warranty of Mischief contained in or made pursuant to this Agreement, (iii) any liability or obligation for Taxes of any of Mischief or any of its Affiliates or (iv) any liability or obligation arising out of a breach or default by Mischief on or prior to the date hereof (including any event occurring on or prior to the date hereof that with the lapse of time or the giving of notice, or both, would become a breach or default) under any such Mischief Contract or Mischief Permit.

         2.3. Non-Assumption of Liabilities. MTVNO shall not assume or agree to be bound by, and does not hereby assume or agree to be bound by, any duties, responsibilities, claims, debts, obligations or liabilities of Mischief (or which may be asserted against or imposed upon MTVNO as a successor or transferee of Mischief or as acquiror of the Acquired Assets or otherwise as a matter of law) of any kind or nature, whether known, unknown, contingent or otherwise, other than those liabilities and obligations expressly assumed by it pursuant to
Section 2.2 hereof.

         2.4. Assumed Contracts. Schedule 2.4 sets forth a list of Mischief Contracts for which assignment to MTVNO is provided herein and which may not be assigned or assumed without the consent of another party, and such consent has not been obtained at or prior to the date hereof. Notwithstanding any provision contained herein to the contrary, such Mischief Contracts shall not be assigned to and assumed by MTVNO hereby. Instead, Mischief shall cooperate in any reasonable arrangement designed to provide for MTVNO the benefits intended to be assigned to MTVNO under the relevant Mischief Contract, including enforcement of any and all rights of Mischief against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and, in connection with any such Mischief Contract for which MTVNO receives all of the benefits thereunder, MTVNO shall pay and/or perform the obligations as required pursuant to such Mischief Contracts but only to the extent such obligations constitute Assumed Liabilities.

                                    ARTICLE 3

                     CONDITIONAL CONTRIBUTION TO THE COMPANY
                                 BY SHAREHOLDER

         3.1. Transfer of Mischief Shares to the Company. Subject to and upon the closing of the IPO, and subject to the terms and conditions in this Agreement, Shareholder shall transfer to the Company, and the Company shall acquire from Shareholder, all of the outstanding shares of common stock ("Common Stock"), par value $.01 per share, of Mischief (the "Mischief Shares") in exchange for that number and kind of shares of the Company's common stock ("Company Common Stock") for which the Mischief Partnership Units issued pursuant to Section 4.1 and then held by Mischief would be exchangeable pursuant to the Exchange Agreement; provided, however, that in the event that (i) the conditions specified in Section 3.4 hereof are not satisfied on the date of the closing of the IPO and (ii) the Losses known by MTVNO to be indemnifiable by Shareholder as of the date of the closing of the IPO exceed the value (as determined in accordance with the provisions of Section 10.6 hereof) of the Pledged Shares immediately prior to the consummation of the IPO, MTVNO may, in its sole discretion, elect to require that Mischief instead transfer, or cause to be transferred, and Mischief hereby agrees to transfer, or cause to be transferred, in such circumstances, to the Company all of the Mischief Partnership Units issued pursuant to Section 4.1 in exchange for that number and kind of shares of Company Common Stock which Shareholder would otherwise have been entitled to receive for his Mischief Shares; provided, further, that, for the avoidance of doubt, any Mischief Partnership Units that were originally issued to Mischief and were subsequently transferred to a Permitted Transferee shall be transferred to the Company in exchange for Company Common Stock on a pro rata basis in accordance with the previous proviso.

         3.2. Mischief Share Closing. Unless the parties hereto shall agree in writing upon a different location, time or date, and subject to the terms and conditions of this Agreement, the closing of the transfer to the Company, and acquisition by the Company, of the Mischief Shares (or the Mischief Partnership Units, as the case may be) (the "Mischief Share Closing" ) shall take place at the offices of MTVNO simultaneously with the closing of the IPO. The term "Mischief Share Closing Date" means the date and time at which the Mischief Share Closing occurs.

         3.3. Mischief Share Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Mischief Share Closing:

         (a) Shareholder shall deliver to the Company (i) certificates representing all of the Mischief Shares accompanied by stock powers duly executed in blank, (ii) evidence of payment of stock transfer taxes, if any,
(iii) corporate minute books, seals, stock ledgers and other documents relating to Mischief, (iv) instruments evidencing the resignation of each director and each officer of Mischief and (v) all certificates and other instruments and documents which are expressly required pursuant to this Agreement and the other Operative Agreements to be delivered by Shareholder to the Company at the Mischief Share Closing; and

         (b) The Company shall (i) accept and acquire the Mischief Shares from Shareholder and deliver to Shareholder in exchange for the Mischief Shares the amount of Company Common Stock required by Section 3.1 above and (ii) subject to the provisions of the Pledge Agreement, deliver to Shareholder certificates for such Company Common Stock in Shareholder's name and all other certificates and other instruments and documents which are expressly required pursuant to this Agreement and the other Operative Agreements to be delivered by the Company to Shareholder at the Mischief Share Closing.

Alternatively, if MTVNO is entitled to and makes the election in the first proviso of Section 3.1, then Mischief shall deliver, or cause to be delivered, to the Company all of the Mischief Partnership Units, and the Company shall accept and acquire such Mischief Partnership Units from Mischief, and deliver in exchange therefor the amount of Company Common Stock required by Section 3.1 above. Mischief shall take all action necessary for the Company to be admitted as a Partner with respect to such Mischief Partnership Units in substitution for Mischief or its Permitted Transferees in accordance with the Partnership Agreement.

         3.4. Conditions to Mischief Share Closing of MTVNO. MTVNO's obligations to consummate the Mischief Share Closing and effect the transactions contemplated in this

Article 3 shall be subject to the satisfaction at or prior to the Mischief Share Closing, or waiver by MTVNO, of each of the following conditions (any of which may be waived by MTVNO in its sole discretion):

         (a) Each of the representations and warranties of Shareholder contained in Articles 5 and 6 of this Agreement or in any schedule, certificate, document or instrument relating thereto delivered in connection with this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Mischief Share Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that the failure of any such representation or warranty to be so true and correct shall not provide a basis for MTVNO not to consummate the Mischief Share Closing so long as (i) the Losses known by MTVNO to be indemnifiable by Shareholder as of the date of the closing of the IPO do not exceed the value (as determined in accordance with the provisions of Section
10.6 hereof) of the Pledged Shares immediately prior to the consummation of the IPO or (ii) in the event that Losses known by MTVNO to be indemnifiable by Shareholder as of the date of the closing of the IPO do exceed the value (as determined in accordance with the provisions of Section 10.6 hereof) of the Pledged Shares immediately prior to the consummation of the IPO, MTVNO is able to make the election, and effect the transaction contemplated by, the first proviso in Section 3.1.

         (b) Mischief and Shareholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Mischief or Shareholder at or prior to the Mischief Share Closing.

         3.5. Conditions to Mischief Share Closing of Shareholder. Shareholder's obligation to consummate the Mischief Share Closing and effect the transactions contemplated in this Article 3 is subject to the satisfaction at or prior to the Mischief Share Closing, or waiver by Shareholder, of all of the following conditions (any of which may be waived by Shareholder in its sole discretion):

         (a) Each of the representations and warranties of MTVNO contained in Article 7 of this Agreement or in any schedule, certificate, document or instrument relating thereto delivered in connection with this Agreement, shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Mischief Share Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time).

         (b) MTVNO shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Mischief Share Closing Date.

         3.6.     Transfer Restrictions on Company Common Stock.

         (a)      Each of Shareholder and, in the case of the first proviso in
Section 3.1, Mischief acknowledges and agrees that Company Common Stock acquired by it pursuant to this

Agreement (i) may not be sold, and that they will not directly or indirectly offer or sell any of such Company Common Stock, other than in compliance with the Securities Act and all other applicable state or foreign securities Laws and
(ii) will be subject to the "lock-up" requirements of the IPO applicable to executive officers of the Company as requested by the underwriters, not to exceed a period of 180 days from the date of the consummation of the IPO.

         (b) Without limiting the Shareholder's (or Mischief's) obligations under this Section 3.6, each of Shareholder and, in the case of the first proviso in Section 3.1, Mischief acknowledges and agrees that 100,000 shares of the Company Common Stock (such number of shares of Company Common Stock to be adjusted to reflect any split, combination or reclassification of Partnership Units after the date hereof or the exchange ratio of Partnership Units for Company Common Stock being other than one-to-one) (the "Restricted Shares") delivered to Shareholder or Mischief, as the case may be, shall be further restricted as to transfer such that Shareholder or Mischief, as the case may be, may not, and Shareholder and Mischief agree not to, sell, exchange, assign, transfer, pledge, hypothecate or otherwise dispose of (including without limitation, by way of equity swap, hedging, or any other form of derivative transaction) such shares of Company Common Stock (except as contemplated by the Pledge Agreement) prior to the expiration of this transfer restriction, which expires as to one quarter of the Restricted Shares on the date that is six-months after the date hereof and which expire as to an additional one quarter of the Restricted Shares at the end of each of the three six-month periods thereafter (any such expiration to occur, in all cases, whether or not such Restricted Shares have been issued as of any of the foregoing dates).

         (c) In order to put third parties on notice of the provisions of this Section 3.6, each of Shareholder and, in the case of the first proviso in
Section 3.1, Mischief acknowledges and agrees that the Company Common Stock delivered pursuant to this Agreement, will contain the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES, POSSESSIONS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO [THE COMPANY] IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT [THE COMPANY] MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER.

     THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON SALE AND TRANSFER SET FORTH IN SECTION 3.6 OF THAT CERTAIN CONTRIBUTION

     AGREEMENT DATED MARCH 3, 2000, AMONG MTVN ONLINE L.P., MISCHIEF NEW MEDIA INC. AND JASON HIRSCHHORN, AS IT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH RESTRICTIONS MAY BE REQUESTED FROM [THE COMPANY].

                                    ARTICLE 4

                                  CONSIDERATION

         4.1. Contribution Consideration. MTVNO hereby agrees to issue and, without duplication, pursuant to paragraph 2 of Amendment No. 2, MTVNO has issued, and Mischief acknowledges receipt of, 250,000 fully vested, Partnership Units in MTVNO that are restricted as to transfer as provided in the Partnership Agreement, as amended by Amendment No. 2, in consideration for the Acquired Assets and the Assumed Liabilities. Such Partnership Units issued to Mischief pursuant to this Section 4.1 and any such Partnership Units subsequently transferred by Mischief to a Permitted Transferee are referred to in this Agreement as the "Mischief Partnership Units".

                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                            MISCHIEF AND SHAREHOLDER

         Each of Mischief and Shareholder hereby represents and warrants to MTVNO as follows:

         5.1. Due Incorporation; Good Standing. Mischief is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its assets and its businesses as currently conducted.

         5.2. Capitalization; Subsidiaries, Other Interests, etc. The authorized capital stock of Mischief consists of 2000 shares of Common Stock, of which 100 shares are issued and outstanding and none are held in the treasury of Mischief. All of the Mischief Shares have been duly authorized, validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights or securities laws. There is no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge, delivery or other disposition of any securities of Mischief or any securities convertible into, or other rights to acquire, any securities of Mischief, (ii) relates to the voting or control of any securities of Mischief or
(iii) obligates Mischief, Shareholder or any of their Affiliates to grant, offer or enter into any of the foregoing. Shareholder is the sole record and beneficial owner of all of the outstanding capital stock of Mischief. Mischief does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity, and has no agreement, option or commitment to purchase any such interest.

         5.3.     Due Authority; Valid, Binding and Enforceable.

         (a) Each of Mischief and Shareholder has the requisite power and authority to enter into and perform this Agreement and the other Operative Agreements to which it or he is a party; the execution, delivery and performance by each of Mischief and Shareholder of this Agreement and of the other Operative Agreements to which it or he is a party have been duly authorized by all required action on its or his part and by its stockholder in the case of Mischief, and this Agreement and the other Operative Agreements to which each of Mischief and Shareholder is a party have been duly executed and delivered by it or him, as the case may be.

         (b) This Agreement and the other Operative Agreements to which each of Mischief and Shareholder is a party are legal, valid and binding obligations of each of Mischief and Shareholder, enforceable against it or him in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction.

         5.4. No Violation of Laws or Agreements. The execution, delivery, and performance by each of Mischief and Shareholder of this Agreement and the other Operative Agreements to which each is a party and the consummation by each of Mischief and Shareholder of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Mischief, or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or notice to, or filings with or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the businesses or assets of Mischief or give to others any interests or rights therein under (i) any Mischief Permit, any License of Mischief or any Mischief Contract, or by which any of the businesses or assets of Mischief may be bound or affected, (ii) any assets or properties, including Contracts, of Shareholder to which Shareholder may be bound or affected or (iii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or other Governmental Entity or any applicable constitution, or Law, to which either of Mischief or Shareholder is subject or which is applicable to any of the businesses or assets of Mischief, except, in any case under this clause (b), for the consents set forth in Schedule 5.4, or as would not, individually or in the aggregate, have a material adverse effect on (x) the businesses or assets of Mischief or (y) the ability of either of Mischief or Shareholder to perform its obligations under this Agreement and the other Operative Agreements to which it or he is a party.

         5.5. Contracts. Schedule 5.5 sets forth a list of all written, and a description of all oral, Contracts to which Mischief is a party. Except for failures to be valid, binding and enforceable and breaches, defaults, events and disputes which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the businesses and assets of Mischief, (i) all such Contracts are valid and binding on, and enforceable against, Mischief, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction and each of such Contracts is, to the knowledge of Mischief and Shareholder, valid and binding on, and enforceable against the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction; (ii) neither Mischief, nor, to the knowledge of Mischief and Shareholder, any other party to any such Contract is in breach thereof or default thereunder; and (iii) there does not exist under any provision of any such Contract, to the knowledge of Mischief and Shareholder, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default.

         5.6. Absence of Litigation. Except as set forth in Schedule 5.6 hereto, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of Mischief or Shareholder, threatened in writing against Mischief or its business and operations or Shareholder, at law or in equity, before or by any arbitrator or Governmental Entity. Neither Mischief or Shareholder is currently operating under or subject to any order, award, judgment, writ, decree, determination or injunction of any arbitrator or Governmental Entity. There is not pending against Mischief or Shareholder any suit, action or proceeding (i) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement and the other Operative Agreements, (ii) seeking to prohibit or limit the ownership or operation by MTVNO of any material portion of the Acquired Assets, or (iii) which otherwise could reasonably be expected to have a material adverse effect on the business or assets of Mischief.

         5.7.     Compliance with Laws; Permits; Consents.

         (a) Mischief is in compliance, in all material respects, with all Laws applicable to its assets and businesses.

         (b) Mischief has obtained and holds all Permits necessary in order to use and operate the Acquired Assets as currently used and operated, none of which has been modified or rescinded and all of which were validly issued and are in full force and effect. No event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, any modification or termination of any Mischief Permit. Each of Mischief and Shareholder has all rights necessary and the ability required, if any, to transfer the Mischief Permits as contemplated by this Agreement and the other Operative Agreements.

         (c) Except as set forth in Schedule 5.7(c) hereto, no filing, consent, waiver, approval or authorization of any Governmental Entity or of any third party on the part of Mischief is required in connection with the execution, delivery and performance of this Agreement and the other Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

         5.8. Acquired Assets; Title; Closing Liability Schedule. Except for the Excluded Assets, the Acquired Assets constitute all the assets and businesses that are owned, used or held for use in connection with Mischief's business and include all assets the use or benefit of which are necessary for the performance of any Contract to which Mischief is a party and the conduct of the business of Mischief as now conducted and presently proposed to be conducted. Except as set forth in Schedule 5.8 hereto, no assets of Shareholder or any of his Affiliates (other than Mischief) are owned, used or held for use in the conduct of Mischief's business. Immediately preceding the execution of this Agreement, the Acquired Assets were owned, leased or licensed by Mischief free and clear of all Liens. Mischief has, as of the date hereof, hereby conveyed to MTVNO, good and marketable title to all of the Acquired Assets owned, leased or licensed by Mischief, free and clear of all Liens. Except as provided in the Closing Liability Schedule, as of the date of this Agreement, Mischief has no liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable) and, assuming the performance by MTVNO of its obligations hereunder in respect of the Assumed Liabilities, there is no existing condition, situation or set of circumstances which could result in such a liability or obligation.

         5.9.     Absence of Certain Changes. Except as set forth in Schedule
5.9 hereto, since September 1, 1999, there has been no (i) material adverse change in the business, operations, financial condition or operating results of Mischief or other event or occurrence, whether or not arising in the ordinary course of business, that individually or in the aggregate has had or is reasonably likely to have a material adverse effect on the businesses and assets of Mischief or (ii) change in the general nature of Mischief's business and operations.

         5.10.    Intellectual Property.

         (a) Schedule 5.10(a)(1) contains a true, accurate and complete list as of the date hereof of all patents, patent applications, trademark and service marks and corresponding registrations and applications for registration thereof, and registered copyrights and applications for registration thereof, worldwide, as are now owned, used or held for use by Mischief. Schedule 5.10(a)(2) sets forth a true, accurate and complete list as of the date hereof of all Outstanding Licenses (other than non-negotiated Licenses to Mischief for off-the-shelf Software having a license fee, in the aggregate for all copies licensed, of less than $5,000), identifying the other parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. Except as set forth in Schedules 5.10(a)(1) and 5.10(a)(2) hereto, Mischief has sole and exclusive beneficial and record ownership and legal title of all subject matter owned, leased or licensed by Mischief set forth therein, free and clear of Liens (including any rights or claims of present or former employees, consultants, officers and directors of Mischief or any other Persons) and of any obligations to pay royalties or other remuneration to any Person. There are no Outstanding Licenses other than as identified in Schedule 5.10(a)(2), oral or written, and except as may be specifically stated in Schedule 5.10(a)(2), no Outstanding License requires any payment of any nature, cash or noncash, or approval from, any past or present officer, director, shareholder or Affiliate of Mischief.

         (b) Mischief has sufficient title, ownership or Licenses of Intellectual Property Rights (whether or not listed in Schedules 5.10(a)(1) and 5.10(a)(2)) necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others except for such conflicts and infringements as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business or assets of Mischief and such rights will not be adversely affected by the execution and delivery of this Agreement or the other Operative Agreements or the consummation of the transactions contemplated hereby and thereby.

         (c) Mischief has not been and is not now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any Intellectual Property Rights of other Persons, nor has Mischief or Shareholder received any communications alleging that Mischief has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other Person, nor does Mischief or Shareholder have knowledge, after reasonable investigation, of any basis for the making of any such allegation except for such interferences, infringements, misappropriations, conflicts and violations as set forth in Schedule 5.10(c), or as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business or assets of Mischief.

         (d) Schedule 5.10(d) sets forth a list of all patents relating to any field of business or proposed business of Mischief as to which Mischief has either sought an opinion of counsel or been advised that it should seek an opinion of counsel.

         (e) There is not pending, nor to knowledge of Mischief or Shareholder has there been threatened, any action or proceeding to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of Mischief's Intellectual Property.

         (f) Except as set forth in Schedule 5.10(f) hereto, neither Mischief nor Shareholder has any knowledge that any Person is infringing any of Mischief's Intellectual Property.

         (g) Schedule 5.10(g) hereto sets forth a complete list of all Domain Names now used by Mischief. All such Domain Names are currently registered and in good standing, and Mischief is shown on the records of the registrar thereof as the sole owner thereof. Neither Mischief nor Shareholder has received any notice or communication stating that any Person is challenging the right of Mischief to use any such Domain Name.

         (h) Except as set forth in Schedule 5.10(h) hereto, Mischief has the right to use, modify, maintain and enhance all Software used by Mischief and the right to transfer such Software to MTVNO without the payment of any royalty or fee. Upon transfer of Mischief's Software to MTVNO, MTVNO will have the right to use, modify, maintain and enhance such Software and the right to transfer such Software freely without the payment of any royalty or fee, except as set forth in Schedule 5.10(h) hereto. Mischief has the application programming interface for all tools and libraries embedded in the Software of Mischief. All Software which has been used and which is now being used by Mischief has been and is being used in compliance with all applicable License requirements, except as set forth in Schedule 5.10(h) hereto.

         (i) Schedule 5.10(i) hereto sets forth a complete list of all website design and development work performed by Mischief or Shareholder for third parties since December 31, 1996, including the name of the third party and a brief description of the work performed by Mischief or Shareholder.

         5.11.    Year 2000.

         (a) Except as set forth in Schedule 5.11(a) hereto, Mischief has not experienced any problem resulting from a failure to be Year 2000 Compliant and believes that its products and its suppliers and vendors are Year 2000 Compliant.

         (b) As used herein, the term "Year 2000 Compliant" means, with respect to an entity, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any material abnormal ending scenario, including in relation to dates in and after the Year 2000.

         5.12. Labor; Employee Benefits. Mischief has no employees other than Shareholder and one assistant. Mischief has no employee benefit plan arrangement or policy, including, without limitation, any stock option, stock purchase, stock award, stock appreciation, phantom stock, deferred compensation, pension, retirement, savings, profit sharing, incentive, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance, employee loan or educational assistance plan, arrangement or policy.

         5.13. Taxes. Mischief has timely filed all Tax Returns required to be filed. All such Tax Returns are complete and accurate in all material respects. Mischief has paid all Taxes required to be paid by it. No consent under Section 341(f) of the Internal Revenue Code of 1986, as amended, has been filed by or with respect to Mischief. Mischief has elected to be an S corporation for federal, and, to the extent permitted, state and local income tax purposes as of January 1, 2000.

         5.14. No Brokerage. There is no investment banker, broker, finder or other similar intermediary which has been retained by either Mischief or Shareholder or is authorized to act on behalf of Mischief or Shareholder or any Affiliates thereof or any of Mischief's officers and directors who might be entitled to any fee or commission from MTVNO or any Affiliates thereof, upon consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

         5.15. Disclosure. Neither this Agreement or the Operative Agreements nor any representation, warranty or statement made in this Agreement or the Operative Agreements contain (or will contain) any untrue statement of a material fact or omits to state (or will omit to state) a material fact necessary to make the statements herein or therein not misleading.

         5.16. Securities Act Matters. Each of Shareholder and Mischief (i) has had an opportunity to discuss MTVNO's business, management and financial affairs with MTVNO's management and to conduct a complete business, legal and technical due diligence to its satisfaction, (ii) has sufficient knowledge and experience in investing in companies similar to MTVNO in terms of stage of development so as to be able to evaluate the risks and merits of its investment in MTVNO and (iii) is financially able to bear the risks thereof. Mischief is acquiring the Mischief Partnership Units issued pursuant to Section 4.1 of this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act. Mischief acknowledges and agrees that no public market now exists for the Mischief Partnership Units (nor has MTVNO made any assurance that any such market will ever exist) and that the Mischief Partnership Units acquired by it pursuant to this Agreement have not been and will not be registered under the Securities Act (or any state or foreign securities Laws) and may not be reoffered, sold, assigned, transferred, pledged, encumbered, or otherwise disposed of in the absence of such registration or unless an opinion of counsel satisfactory to MTVNO is received stating that such transaction is not subject to the registration and/or prospectus delivery requirements of any applicable jurisdiction.

                                    ARTICLE 6

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                      SHAREHOLDER AT MISCHIEF SHARE CLOSING

         As of the Mischief Share Closing Date, Shareholder hereby represents and warrants to MTVNO, as follows:

         6.1. Mischief Share Closing Title. Shareholder has, and shall transfer to MTVNO at the Mischief Share Closing, good title to the Mischief Shares free and clear of any and all Liens. To the extent that MTVNO makes the election in the first proviso in Section 3.1 hereof, then Mischief and its Permitted Transferees, who are obligated to participate in the exchange contemplated thereby, have, and shall transfer to MTVNO at the Mischief Share Closing, good title to their respective Partnership Units free and clear of any and all Liens.

         6.2. Liabilities. Except for the liabilities and obligations expressly assumed by MTVNO as indicated in the Closing Liability Schedule, Mischief has no liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable) other than Tax liabilities resulting from Mischief owning its Partnership Units (which liabilities shall not be Assumed Liabilities and shall be paid and indemnified by Shareholder), and, assuming the performance by MTVNO of its obligations hereunder in respect of the Assumed Liabilities, there is no existing condition, situation or set of circumstances which could result in such a liability or obligation.

         6.3. Assets. Mischief has no assets other than the Mischief Partnership Units as contemplated by this Agreement.

         6.4. Securities Act Matters. Each of Shareholder and Mischief (i) has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to conduct a complete business, legal and technical due diligence to its satisfaction, (ii) has sufficient knowledge and experience in investing in companies similar to the Company in terms of stage of development so as to be able to evaluate the risks and merits of its investment in the Company and (iii) is financially able to bear the risks thereof. Shareholder (or, in the case of the first proviso in Section 3.1 hereof, Mischief) is acquiring the Company Common Stock under this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act. Shareholder acknowledges and agrees that the Company Common Stock acquired by him (or, in the case of the first proviso in Section 3.1 hereof, Mischief) pursuant to this Agreement has not been and, except as otherwise expressly set forth in this Agreement, will not be registered under the Securities Act (or any state or foreign securities Laws) and may not be reoffered, sold, assigned, transferred, pledged, encumbered, or otherwise disposed of in the absence of such registration or unless an opinion of counsel satisfactory to the Company is received stating that such transaction is not subject to the registration and/or prospectus delivery requirements of any applicable jurisdiction.

                                    ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF MTVNO

         MTVNO hereby represents and warrants to Mischief and Shareholder, as follows:

         7.1. Formation; Existence. MTVNO is a partnership, validly existing under the laws of the State of Delaware, and has the requisite partnership power and authority to own, lease and operate its assets and businesses as currently being conducted, except in any such case as would not have a material adverse effect on its ability to perform its obligations hereunder.

         7.2.     Due Authority; Valid, Binding and Enforceable.

         (a) MTVNO has the requisite partnership power and authority to enter into and perform this Agreement and the other Operative Agreements to which it is a party; the execution, delivery and performance by it of this Agreement and of the other Operative Agreements to which it is a party have been duly authorized by all required partnership action on its part and, if required, by its partners, and this Agreement and the other Operative Agreements to which it is a party have been duly executed and delivered by it.

         (b) This Agreement and the other Operative Agreements to which it is a party are legal, valid and binding obligations of MTVNO, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction.

         7.3. No Violation of Laws or Agreements. Except for the notice and preemptive rights under the Partnership Agreement, the execution, delivery, and performance by MTVNO of this Agreement and the other Operative Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby with respect to MTVNO do not and will not, (a) violate, conflict with or result in the breach of any provision of its certificate of limited partnership or the Partnership Agreement, or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or notice to, or filings with or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of its assets, or give to others any interests or rights therein under (i) any license, plan, Permit or Contract to which it is a party or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution, or Law, to which it is subject with such exceptions as, individually and in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement and the other Operative Agreements to which it is a party. Except for the notice and preemptive rights under the Partnership Agreement, no filing, consent, waiver, approval or authorization of any Governmental Entity or of any third party on the part of MTVNO is required in connection with the execution, delivery and performance of this Agreement and the other Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         7.4. Issuance of Partnership Units and Company Common Stock. The issued and outstanding Partnership Units immediately following the execution, delivery and performance of this Agreement and the other Operative Agreements are as indicated in Amendment No. 2. The Mischief Partnership Units are free and clear of all Liens (other than those contemplated by the Operative Agreements) and have been duly authorized and validly issued and have not been issued in violation of any preemptive rights or, assuming the representations and warranties of Shareholder in this Agreement are true and correct, securities laws. The Company Common Stock will be, when issued at the Mischief Share Closing, duly authorized, free and clear of all Liens (other than those contemplated by the Operative Agreements) and will be validly issued, fully paid and non-assessable, and will not have been issued in violation of any preemptive rights or, assuming the representations and warranties of Shareholder in this Agreement are true and correct, securities laws. The Company will be, as of the date of the consummation of the IPO, a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and the issuance by the Company of Company Common Stock will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Company, or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or notice to, or filings with or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the businesses or assets of the Company or give to others any interests or rights therein under any Contract of the Company, except in any case under this clause (b) as would not, individually or in the aggregate, have a material adverse effect on the businesses or assets of the Company.

         7.5. Securities Act Matters. Subject to the terms and conditions of this Agreement, at the Mischief Share Closing, the Company will acquire the Mischief Shares under this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act. The Company acknowledges and agrees that the Mischief Shares acquired pursuant to this Agreement have not been and will not be registered under the Securities Act (or any state or foreign securities Laws) and may not be reoffered, sold, assigned, transferred, pledged, encumbered, or otherwise disposed of in the absence of such registration or an available exemption from such registration requirements.

                                    ARTICLE 8

                                    COVENANTS

         8.1. Partnership Agreement. Simultaneously herewith, Mischief, Shareholder, MTVNO, VLLC, Imagine MTVN Online, SonicNet and Box have executed and delivered, each to the other, Amendment No. 2, amending the Partnership Agreement.

         8.2. Employment Agreement. Simultaneously herewith, Shareholder and MTVNO have executed and delivered, each to the other, the Employment Agreement.

         8.3. Pledge Agreement. Simultaneously herewith, Shareholder and Mischief have executed and delivered to MTVNO the Pledge Agreement.

         8.4. Conduct of Mischief Business Prior to Mischief Share Closing. Except as contemplated in this Agreement, from the date hereof to the Mischief Share Closing Date, Mischief and Shareholder, as the case may be, will not (i) carry on any business or operations of any kind whatsoever through Mischief, except for ministerial actions required to maintain Mischief's corporate existence and the collection of any Receivables, (ii) amend any of Mischief's organizational documents, (iii) declare or pay any dividends on or make other distributions in respect of any of Mischief's capital stock other than cash dividends, (iv) redeem, repurchase or otherwise acquire, or split, combine or reclassify, any Mischief Shares, (v) issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposition or other encumbrance of, any shares of Mischief's capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (vi) create, incur or assume any indebtedness for borrowed money, whether or not in the ordinary course of business, (vii) change any method of accounting or accounting practice except as required by GAAP as in effect from time to time or (viii) make any material tax election (other than an S-corporation election and a change in its fiscal year to December 31) or change in tax accounting of Mischief. For the avoidance of doubt, from the date hereof, Shareholder agrees not to sell, exchange, assign, transfer, pledge, hypothecate or otherwise dispose of any of the Mischief Shares, except to MTVNO. In addition, Shareholder agrees that immediately prior to the consummation of the Mischief Share Closing he will cause to be satisfied, and he will assume, all obligations and liabilities of Mischief.

         8.5. Non-Competition. (a) For purposes of this Agreement, "Non-Compete Parties" means any and all of MTVNO, any subsidiary of MTVNO or other Affiliate of MTVNO controlled by Viacom, the Company or any of its or their successors or assigns. Each of Mischief and Shareholder agree that it or he, as the case may be, shall not, prior to the third anniversary of the date hereof (the "Non-Compete Period"), directly or indirectly, individually or for, with or through any other Person (which shall be deemed to include any equity participation in any other Person), (i) acquire or own in any manner any interest or investment in (whether as a security holder, creditor or otherwise) any Person that directly or indirectly owns, operates, manages or distributes a business that directly competes with the Business (a "Competing Business"), (ii) participate in, advertise or promote in any manner any Competing Business, or
(iii) be employed by or serve as an employee, manager, agent, officer or director of, or consultant to, any Person that engages, directly or indirectly, in a Competing Business, in each case, in any state or other jurisdiction worldwide in which any Non-Compete Party is engaged in such business; provided, however, that nothing herein shall be construed to prevent Shareholder from owning, as an investment, up to 1% of a class of equity securities issued by any competitor of any Non-Compete Party that is publicly traded and registered under
Section 12 of the Securities and Exchange Act of 1934, as amended; provided, further, that the provisions of this non-competition agreement shall not apply to Mischief on and after the Mischief Share Closing Date. The parties intend that the covenant contained in the preceding sentence shall be construed as a series of separate covenants, one for each county and city included within each state or other jurisdiction and, except for geographic coverage, each such separate covenant shall be deemed identical. The parties agree that the covenants deemed included in this Section are, taken as a whole, reasonable in their geographic scope and their duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any separate covenant, then the unenforceable covenant shall be modified in order to make it acceptable to the court and enforced accordingly, or, if necessary, deemed eliminated to the extent necessary to permit the remaining separate covenants to be enforced.

         (b) For a period of three years after the date hereof, Shareholder agrees that he shall not, directly or indirectly, for himself or for any other Person, attempt to employ or enter into any employment, consulting or similar relationship or arrangement, directly or indirectly, with any employee or former employee of Mischief or the Non-Compete Parties, unless such employee or former employee has not been employed by Mischief or the Non-Compete Parties, as the case may be, for a period of more than six months.

         (c) It is acknowledged and agreed by the parties hereto that a breach by Mischief or Shareholder of any of the covenants contained in this
Section 8.5 will cause irreparable harm and damage to the Non-Compete Parties, the monetary amount of which may be virtually impossible to ascertain. As a result, Mischief and Shareholder hereby acknowledge and agree that the Non-Compete Parties shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 8.5 by Mischief or Shareholder or any of its or their Affiliates, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Non-Compete Parties may possess.

         8.6. Shareholder's Put Right.

         (a) In the event that an IPO fails to close by the second anniversary of the date hereof, at any time during the 60-day period commencing on such anniversary, Shareholder and Mischief may, by irrevocable written notice from Shareholder to MTVNO (the "Put Notice"), require MTVNO or an entity designated by MTVNO to purchase, subject to the provisions of

Section 8.6(b)(iii) below, all, but not less than all, of both (i) the Partnership Units owned by Shareholder and any Permitted Transferees of Shareholder and Mischief and (ii) the Mischief Shares. Any such purchase shall be effected, for cash, on the date which is the earlier of (x) the 90th day following the second anniversary of the date hereof, or (y) the 30th day following MTVNO's receipt of the Put Notice (or, in either case, if not a Business Day the next following Business Day) (the "Put Closing Date"), and at a total price for all such Partnership Units and Mischief Shares equal to $4,700,000 (the "Put Purchase Price"). Mischief and Shareholder shall cause their respective Permitted Transferees to participate in any such purchase or sale for no additional consideration. The Put Purchase Price will be allocated proportionately (in relationship to Partnership Units beneficially owned) among all of Mischief, Shareholder and any of their Permitted Transferees selling their Partnership Units and Mischief Shares to MTVNO or its designee upon exercise of the Put.

         (b) If a Put Notice is delivered, then MTVNO and/or its designee and Mischief, Shareholder and any of their Permitted Transferees shall proceed with the closing of the purchase (the "Put Closing") as follows:

                  (i) The Put Closing shall be held at the principal office of MTVNO on the Put Closing Date, or at such other place or on such other date as MTVNO shall designate that is a reasonably convenient location to avoid stamp duty or other transfer taxes to the extent that it is not unlawful to do so.

                  (ii) At the Put Closing, MTVNO shall purchase (or cause its designee to purchase) all but not less than all of both the applicable Partnership Units and the Mischief Shares for the Put Purchase Price, and against payment of such price in cash, Mischief, Shareholder and each of their Permitted Transferees, as the case may be, shall deliver all such documents and instruments as are reasonably necessary to transfer, and shall represent and warrant to MTVNO that it has transferred, good and marketable title to the applicable Partnership Units and the Mischief Shares being sold to MTVNO or its designee, free and clear of all Liens, other than those created by this Agreement or created by MTVNO.

                  (iii) The obligation of MTVNO or its designee to proceed with the Put Closing shall be subject to the satisfaction of the terms and conditions (with reference to the Mischief Shares portion of the Put Closing) of Sections 3.3 and 3.4 relating to a transfer of Mischief Shares (substituting the Put Closing and the Put Closing Date for the references to the Mischief Share Closing and the Mischief Share Closing Date, respectively); provided, however, that in the event that (i) the conditions specified in Section 3.4 hereof are not satisfied on the Put Closing Date and (ii) the Losses known by MTVNO to be indemnifiable by Shareholder as of the Put Closing Date exceed the value (as determined in accordance with the provisions of Section 10.6 hereof) of the Pledged Shares immediately prior to the consummation of the Put Closing, MTVNO may, in its sole discretion, elect to require that Mischief instead transfer, or cause to be transferred, and Mischief hereby agrees to transfer, or cause to be transferred, in such circumstances, to the Company all of the Mischief Partnership Units issued pursuant to Section 4.1 in exchange for that number and kind of shares of Company Common Stock which Shareholder would otherwise have been entitled to receive for his Mischief Shares. The obligation of MTVNO or its designee to proceed with the Put Closing shall also be conditioned upon, and the scheduled Put Closing Date, shall be extended to 10 days following the last to occur of, the receipt of all material governmental and regulatory consents, approvals or waivers that may be required in connection with the purchase and sale of the applicable Partnership Units and the Mischief Shares (other than any such consent or approval which has, if permitted by law, been waived by MTVNO or its designee).

                                    ARTICLE 9

                               REGISTRATION RIGHTS

         9.1.     Demand Rights.

         (a) From and after the first anniversary of the consummation of the IPO, Shareholder and his Permitted Transferees (each, a "Mischief Stockholder"), and collectively, the "Mischief Stockholder Group," shall have the right, upon written notice from Shareholder to the Company and subject to the provisions of this Article 9, to require the Company to prepare and file as soon as practicable after receipt of such notice and use its reasonable best efforts to cause to become effective as soon as practicable thereafter a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act" ), with respect to the resale of all Registrable Shares requested by the Mischief Stockholder Group to be so registered (a "Demand Registration"); provided, however, that the Company shall not be required to violate the terms of any "lock-up" or "standstill" provisions relating to any securities offering by it by which it may be bound by an underwriter; provided, further, that if the Company determines, in its reasonable good faith business judgment, that the filing of such Registration Statement and the offering of Registrable Shares covered thereby would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its Affiliates or require the Company to disclose material matters regarding itself or such Affiliates that otherwise would not be required to be disclosed at such time, then the Company may delay the filing of such Registration Statement for a period of up to sixty days.

         (b) Notwithstanding anything to the contrary contained herein, the Company shall have no obligation to prepare, file and cause to become effective the Registration Statement if the Company delivers to Shareholder an opinion of counsel (which counsel may be an employee of MTVNO or its Affiliates) to the effect that all such Registrable Shares for which registration was requested may be publicly sold in a single transaction without registration under the Securities Act pursuant to Rule 144 thereunder. Furthermore, the Company shall not be obligated to prepare, file and cause to become effective Registration Statements for more than one such registration pursuant to this Section 9.1.

         (c) If the selling Mischief Stockholder Group so elects, it may cause the public offering or distribution of the Registrable Shares pursuant to the Demand Registration to be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a nationally recognized investment banking firm selected by the Company and approved by Shareholder, such approval not to be unreasonably withheld. The Company shall enter into the same underwriting agreement as shall the selling Mischief Stockholder Group, containing representations, warranties, indemnities, and agreements acceptable to the Company and not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. If (i) the Demand Registration is for a firm commitment underwritten public offering and the managing underwriter thereof determines in good faith that the aggregate number of Registrable Shares to be offered thereby exceeds the total number of Registrable Shares that may be successfully offered at an estimated initial price per share to the public that is at least equal to the minimum initial price per Registrable Share (which shall not be higher than the market price at the time of designation) to the public that has been designated in writing at the time of the notice referred to in Section 9.1(a) by the Shareholder, and/or
(ii) the Demand Registration is delayed more than 30 days pursuant to Section 9.3(b) of this Agreement prior to being declared effective, and in either case no Registrable Shares are sold pursuant to such Demand Registration, then the selling Mischief Stockholder Group shall withdraw its request for such registration by giving written notice to the Company to such effect, in which event, such registration shall not be deemed to have occurred for purposes of the last sentence of Section 9.1(b).

         (d) The selling Mischief Stockholder Group may elect to withdraw their Registrable Shares from inclusion in a Demand Registration; provided that, except for a withdrawal pursuant to the last sentence of Section 9.1(c), notwithstanding such withdrawal, such registration shall be deemed to have occurred for the purposes of the last sentence of Section 9.1(b).

         (e) A Demand Registration shall not be deemed to have been effected until such registration has been effective (and not subject to any stop order, injunction or other order or requirement of the Securities and Exchange Commission ("SEC") or other Governmental Entity for any reason) for a period of 90 days following the date on which such registration was declared effective, or, if earlier, the date on which all Registrable Shares requested to be registered thereunder have been sold.

         (f) The Company shall have the right, and may grant to any other Person the right, to include any other Registrable Shares in any Registration Statement filed pursuant to this Section 9.1.

         9.2.     Piggy-Back Rights.

         (a) From and after the six (6) month anniversary of the consummation of the IPO until the third anniversary of the consummation of the IPO, each time that the Company intends to proceed with the actual preparation and filing of a registration statement under the Securities Act for its own account in connection with the proposed offer and sale for money of any securities of the Company (other than a registration statement on Form S-4 or Form S-8 or any successor to either such form), the Company will give at least 20 days written notice of its election to Shareholder. Upon the written request of Shareholder to the Company given within 10 days after receipt of any such notice from the Company, the Company will, except as herein provided, use its reasonable efforts to cause all Registrable Shares for which Shareholder has requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Mischief Stockholder Group of the Registrable Shares to be so registered; provided, however, that (i) nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it and thereupon the Company shall have no obligation to complete a registration for the benefit of the Mischief Stockholder Group; (ii) for purposes of this sentence, the use by the Company of reasonable efforts shall not require the Company to reduce the amount or sale price of the securities it proposes to distribute for its own account; (iii) the Company shall not be required to violate the terms of any "lock-up" or "standstill" provisions relating to any securities offering by which it may be bound; (iv) the number of requests for registration pursuant to this Section 9.2(a) by Shareholder shall not exceed two; (v) the rights granted under this Section 9.2 shall be equal in priority to the rights of any other Person now having, or hereafter granted, similar piggy-back rights with respect to Company Common Stock; and (vi) the provisions of Section 9.1(b) shall apply equally with respect to the obligation of MTVNO under this Section 9.2(a). If any registration pursuant to this Section
9.2 shall be underwritten in whole or in part, (A) the Company may require that the Registrable Shares requested for inclusion pursuant to this Section 9.2 be included in the underwriting on the same terms and conditions as the Registrable Shares otherwise being sold through the underwriters and (B) the selling Mischief Stockholder Group may elect through Shareholder, in writing not less than fifteen Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register their Registrable Shares in connection with such registration. No registration effected under this Section 9.2 shall relieve the Company of its obligation to effect the Demand Registration in accordance with Section 9.1.

         (b) In connection with a registration under this Section 9.2, the Company may enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 9.2, if in the opinion of the managing underwriter the inclusion of Registrable Shares owned by the Mischief Stockholder Group in a registration statement would reduce the amount or sale price of the other securities to be included in such registration, the Company may reduce (pro rata with other selling shareholders), to as low as zero, the number of Registrable Shares to be included by the Mischief Stockholder Group in the registration and underwriting under this Section 9.2, to the extent necessary to cause inclusion of such Registrable Shares not to be detrimental to the registration filed pursuant to this Section 9.2.

         9.3.     General Registration Provisions.

         (a) If and whenever the Company is required by the provisions of this Article 9 to effect the registration of Registrable Shares owned by the Mischief Stockholder Group under the Securities Act, the Company will:

                  (i) subject to the terms and conditions of this Article 9, prepare and file with the SEC a registration statement with respect to such Registrable Shares, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, but in no event longer than 90 days;

                  (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, but in no event longer than 90 days;

                  (iii) furnish to Shareholder such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Shareholder may reasonably request in order to facilitate the public offering of such Registrable Shares;

                  (iv) prepare and promptly file with the SEC and promptly notify Shareholder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly provide to Shareholder sufficient copies of such amended or supplemented prospectus so that it can be delivered to the purchasers of the Registrable Shares as required by the Securities Act and the regulations thereunder;

                  (v) advise Shareholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and promptly notify Shareholder of the forbearance, lifting or withdrawal of such stop order or proceeding;

                  (vi) notify Shareholder, (A) when a registration statement becomes effective, (B) when the filing of a post-effective amendment to a registration statement or supplement to a prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective, and (C) of any request by the SEC for any amendment of or supplement to a Registration Statement or any prospectus relating thereto or for additional information;

                  (vii) cause the Registrable Shares covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which the common stock of the Company is then listed or traded upon the sale of such Registrable Shares pursuant to such Registration Statement;

                  (viii) furnish to Shareholder and the underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Shareholder or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares; and

                  (ix) furnish to each underwriter, if any, a signed counterpart of (x) an opinion or opinions of counsel to the Company addressed to such underwriter on which opinion such underwriter is entitled to rely and (y) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, the managing underwriter therefor reasonably requests.

Shareholder, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (iv) or (v) above, will forthwith discontinue, and cause its Affiliates and the Mischief Stockholder Group to discontinue, disposition of the Registrable Shares until Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (iv) above or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, Shareholder will deliver to the Company or destroy all copies, other than permanent file copies then in the possession of Shareholder, the Mischief Shareholder Group or their Affiliates, of the prospectus required to be supplemented or amended.

         (b) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement (i) in the case of any registration statement for a firm commitment underwritten offering of Registrable Shares, before it is declared effective by the SEC, or (ii) in the case of any other registration statement, before or after it is declared effective by the SEC, the Company determines, in its reasonable good faith business judgment, that such registration and the offering of Registrable Shares covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its Affiliates or require the Company to disclose material matters regarding itself or such Affiliates that otherwise would not be required to be disclosed at such time, then the Company may require the suspension of the distribution of any Registrable Shares (a "Blackout Period") by giving notice to Shareholder. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until the Company has determined, in its reasonable good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to Shareholder, the Company's obligations under this Article 9 will be suspended. The Company shall extend the period of time the Company is required to maintain effective any registration statement required pursuant to clauses (i) and (ii) of paragraph (a) of this Section 9.3 by a length of time equal to the aggregate length of the Blackout Periods. In the event of any suspension of a registration pursuant to this Section 9.3(b), the selling Mischief Stockholder Group shall be entitled to withdraw from such registration upon written notice to the Company.

         (c) The Company's obligations to the Mischief Stockholder Group under this Article 9 will be conditioned on compliance with the following in connection with the preparation, filing and use of a Registration Statement:

                  (i) Shareholder, the Mischief Stockholder Group and their respective Affiliates will cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, Shareholder, the Mischief Stockholder Group and their respective Affiliates will provide to the Company, in writing in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding Shareholder, the Mischief Stockholder Group and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Shares owned by the selling Mischief Stockholder Group and to maintain the currency and effectiveness thereof, so long as the Company executes a confidentiality agreement in form and substance reasonably satisfactory to Shareholder in the event any confidential information is requested by the Company;

                  (ii) Shareholder, the Mischief Stockholder Group and their respective Affiliates will permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may reasonably request in connection with the offering or other distribution of Registrable Shares by the Mischief Stockholder Group;

                  (iii) Shareholder, the Mischief Stockholder Group and their respective Affiliates will enter into such agreements with the Company and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling shareholders with respect to secondary distributions under similar circumstances;

                  (iv) during such time as Shareholder, the Mischief Stockholder Group and their respective Affiliates may be engaged in a distribution of the Registrable Shares, Shareholder, the Mischief Stockholder Group and their respective Affiliates will comply with all applicable laws, including Regulation M promulgated under the Securities Exchange Act of 1934, as amended, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (B) distribute the Registrable Shares acquired by it solely in the manner described in the applicable registration statement; (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Shares may be offered, or to the offeree if an offer is made directly by Shareholder, the Mischief Stockholder Group and their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that the Company shall provide Shareholder with an adequate number of copies thereof; and
(D) not bid for or purchase any securities of the Company; and

                  (v) on notice from the Company of the happening of any of the events specified in Section 9.3(a)(iv) or (v), or that, as set forth in
Section 9.3(b), requires the suspension by Shareholder, the Mischief Stockholder Group and their respective Affiliates of the distribution of any of the Registrable Shares owned by the Mischief Stockholder Group, then Shareholder, the Mischief Stockholder Group and their respective Affiliates will cease offering or distributing the Registrable Shares owned by the Mischief Stockholder Group until the offering and distribution of the Registrable Shares owned by the Mischief Stockholder Group may recommence in accordance with the terms hereof and applicable law.

         (d) Except as otherwise provided with respect to registrations terminated by the Company, the Company shall bear the following fees, costs and expenses in connection with its obligations under this Article 9: all registration, filing fees, printing expenses, all internal Company expenses and the premiums and other costs of policies of insurance against liability arising out of the public offering. Fees and disbursements of counsel and accountants for Shareholder, the Mischief Stockholder Group and their respective Affiliates, underwriting discounts and commissions and transfer taxes for Shareholder, the Mischief Stockholder Group and their respective Affiliates and other direct selling expenses incurred by Shareholder, the Mischief Stockholder Group and their respective Affiliates not expressly included above shall be borne by Shareholder, the Mischief Stockholder Group and their respective Affiliates.

         (e) The Company shall indemnify and hold harmless each selling Mischief Stockholder, and each Person, if any, who controls a selling Mischief Stockholder within the meaning of the Securities Act, from and against any and all claims, losses, damages, liabilities, costs and expenses to which the selling Mischief Stockholder or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages, liabilities, costs or expenses arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company pursuant to this Article 9 which relates to Registrable Shares owned by the selling Mischief Stockholder, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such claim, loss, damage, liability, costs or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Shareholder, the Mischief Stockholder Group and their respective Affiliates or such controlling Person specifically for inclusion in such registration statement; provided, however, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in a prospectus, such indemnity agreement shall not inure to the benefit of the selling Mischief Stockholder or any Person who controls the selling Mischief Stockholder if (A) the Company complied with all of its notification and delivery obligations as provided herein, (B) such claim, loss, damage, liability, cost or expense relates to the matter so eliminated or remedied in the final prospectus and (C) the selling Mischief Stockholder or its Affiliates failed to deliver a copy of the prospectus at or prior to the time such action is required by the Securities Act; provided, further, that the foregoing indemnity is also subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in a prospectus attributable solely to facts or events which occur after the effective date of the registration statement, which untrue statement or alleged untrue statement, omission or alleged omission is eliminated or completely remedied in an amendment or supplement to the prospectus, such indemnity agreement shall not inure to the benefit of the selling Mischief Stockholder or any Person who controls the selling Mischief Stockholder or any of their

Affiliates, if, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, in lieu thereof the selling Mischief Stockholder or its Affiliates delivered the prospectus without such amendment or supplement.

         (f) Shareholder shall indemnify and hold harmless the Company and any underwriter (as defined in the Securities Act) for the Company, and each Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act from and against any claims, losses, damages, liabilities, costs or expenses to which the Company or any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by the Company pursuant to this Article 9 which relates to Registrable Shares owned by any Mischief Stockholder or any of its Affiliates, any prospectus contained therein or any amendment or supplement thereto, and arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Shareholder, the Mischief Stockholder Group or their respective Affiliates specifically for inclusion in such registration statement, prospectus or amendment or supplement thereto).

         (g) Except to the extent otherwise provided in this Section 9.3(g), a party obligated to provide indemnification under Section 9.3(e) or (f) shall reimburse each party entitled to such indemnification the costs of investigating and defending any claim, loss, damage, liability, cost or expense giving rise to such indemnification obligation. Promptly after receipt by an indemnified party pursuant to the provisions of paragraphs (e) and (f) of this
Section 9.3 of notice of commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (e) and (f) promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the failure to give such prompt notice. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof so long as it agrees to accept full responsibility to indemnify and hold harmless the indemnified party in accordance herewith in respect of such action. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (e) and (f) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party) or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time, in which case the fees of counsel for the indemnified party shall be for the account of the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (h) The registration rights granted to the Mischief Stockholder Group pursuant to this Article 9 are not assignable. Any assignment not permitted hereunder shall be null and void ab initio.

         (i)      If the indemnification provided for under Sections 9.3(e) or
(f), as applicable, is unavailable to or insufficient to hold the indemnified party harmless under such Section in respect of any claim, loss, damage, liability, cost or expense referred to therein (a "Liability") for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, liabilities, costs or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this sentence but also the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Liability as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the indemnifying party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the selling Mischief Stockholder Group, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an indemnified party as a result of the Liability referred to above in this Section 9.3(i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (j) Notwithstanding anything herein to the contrary, the parties agree that the obligations and liability of the selling Mischief Stockholder Group with respect to any registration in which any Mischief Stockholder participates pursuant to Section 9.1 or 9.2 whether from indemnification pursuant to Section 9.3(f), contribution pursuant to Section 9.3(i), or otherwise shall not in any event exceed, in the aggregate, the amount of net proceeds received by such selling Mischief Stockholder from the sale of the Registrable Shares sold by such Mischief Stockholder in such registration.

                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

         10.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement or in any schedule, exhibit, certificate, agreement, document or statement delivered pursuant hereto shall survive the assignment and assumption of the Acquired Assets and the Assumed Liabilities and the Mischief Share Closing (if it occurs) and not be affected in any respect by any investigation conducted by any party hereto; provided, however, that the representations and warranties set forth in Articles 5, 6 and 7 will terminate and expire on the second anniversary of the date hereof. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article 10 on the basis of a breach or inaccuracy of that representation and warranty by any Person who would have been entitled pursuant to this Article 10 to indemnification on the basis of a breach or inaccuracy of that representation and warranty prior to its termination and expiration; provided that in the case of each representation and warranty that will terminate and expire as provided in this Section 10.1, no claim presented in writing for indemnification pursuant to this Article 10 on the basis of a breach or inaccuracy of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

         10.2. Indemnification by Shareholder. Shareholder shall indemnify and hold MTVNO and its partners and their respective shareholders, employees, officers, directors, agents and Affiliates (and following the Mischief Share Closing, Mischief)(collectively, the "MTVNO Indemnified Parties"), without duplication, harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all Losses which any such Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from, without duplication:

         (a) any breach or inaccuracy as of the date of this Agreement, as of the Mischief Share Closing Date or as of the Put Closing Date of any of the representations and warranties made by Shareholder in or pursuant to this Agreement or in any instrument or certificate delivered by Mischief or Shareholder in accordance herewith;

         (b) any failure by Mischief or Shareholder to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; and

         (c) any liability or obligation of Mischief which is not included in the Assumed Liabilities.

         10.3. Indemnification by MTVNO. MTVNO shall indemnify and hold Mischief and its shareholders, employees, officers, directors, agents and Affiliates (the "Mischief Indemnified Parties"), harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all Losses which any such Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from, without duplication:

         (a) any breach or inaccuracy as of the date of this Agreement of any of the representations and warranties made by MTVNO in or pursuant to this Agreement or in any instrument or certificate delivered by it in accordance herewith;

         (b) any failure by MTVNO to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; and

         (c)      the Assumed Liabilities (but only to the extent so assumed).

         10.4. Indemnification Procedures. Any party asserting a right to indemnification under Section 10.2 or 10.3 shall so notify in writing the applicable Person or Persons required hereunder to provide indemnification pursuant to this Article 10. The indemnified party's failure to so notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations to indemnify under this Article 10 except to the extent that the indemnifying party is materially prejudiced by such failure. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel reasonably satisfactory to the indemnified party, if (x) it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of such notice, without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party) or
(ii) the indemnifying party shall fail to defend or prosecute in good faith such claim or demand within a reasonable time, in which case the reasonable fees of counsel for the indemnified party shall be for the account of indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, (y) it agrees to accept full responsibility indemnify and hold harmless the indemnified party in accordance herewith in respect of the claim or demand and (z) the indemnifying party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. No party shall settle or permit the settlement of any such third party claim or action without the prior written consent of the other party, unless the settlement contains a full release of the other party from all liabilities or obligations with respect to the related claim or action.

         10.5. No Contribution from Mischief. Notwithstanding anything contained in this Agreement to the contrary, Shareholder acknowledges and agrees that it has no right of contribution from or remedy against Mischief as a result of any indemnification it is required to make under or arising out of a breach of any warranty or representation relating to Mischief or covenant of Mischief in this Agreement or in any certificate, document or other instrument delivered in connection herewith or therewith, and Shareholder hereby releases, waives and forever discharges any right to indemnification, reimbursement or contribution that he may have at any time against Mischief arising out of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith or therewith.

         10.6. Limitations on Indemnification . Notwithstanding anything to the contrary in this Agreement, (i) Shareholder shall not be responsible for any Losses under Section 10.2(a) and (c), excluding indemnification claims for Losses arising out of any inaccuracy or breach of the representations and warranties contained in Section 5.13 or any Losses arising from Mischief's or Shareholder's failure to satisfy the liabilities set forth on the Closing Liability Schedule, until the cumulative aggregate amount of such Losses (excluding any such Losses to the extent recovered by MTVNO from any third party under any contract with such party or under any applicable insurance policy (net of any increase in insurance premiums)) exceeds $100,000, and then only to the extent of such excess, and (ii) no group of indemnifying parties' cumulative indemnity obligations under any of Sections 10.2(a) and (c), excluding indemnification claims for Losses arising out of any inaccuracy or breach of the representations and warranties contained in Sections 5.1, 5.2 and 5.3, shall exceed $2,500,000. For purposes of this Article 10, Losses shall be determined on a net after-tax basis. MTVNO agrees that it will first satisfy the indemnification obligations of Shareholder under this Article 10 by exercising its rights under, and subject to the terms of, the Pledge Agreement. Each party hereto agrees that, prior to the IPO, the value of the Pledged Shares for purposes of satisfaction of Losses pursuant to this Article 10 will be equal to the greater of (x) $15 per Partnership Unit (adjusted to reflect any split, combination or reclassification of Partnership Units after the date hereof) and
(y) the fair market value of such Partnership Units as determined in good faith by the board of directors of the Company.

         10.7. Exclusive Remedy. The remedies provided for in this Article 10 shall be the sole remedies, contractual or otherwise, of the indemnified parties and shall preclude assertion by the indemnified parties of any other rights or the seeking of any other remedies against the indemnifying parties with respect to this Agreement and the transactions contemplated hereby; provided, however, that this sentence shall not limit the rights of the parties hereto to seek specific performance of any provision of this Agreement or the rights and remedies of the parties under the Pledge Agreement and the Employment Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1. Table of Contents; Headings. The table of contents and headings of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

         11.2. Governing Law. This Agreement and the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without regard to the choice of law rules thereof.

         11.3. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         11.4. Amendments. This Agreement may be modified or amended only by a written amendment signed by each party hereto.

         11.5. Counterparts. This Agreement may be executed in one or more counterparts (and all signatures need not be on any one such counterpart), with all such counterparts together constituting one and the same instrument.

         11.6. Entire Agreement. This Agreement and the other Operative Agreements contain the entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior agreement and understandings, whether written or oral, with respect to the subject matter hereof.

         11.7. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         11.8. Parties in Interest; Limitation on Rights of Others. MTVNO may assign its rights and obligations under this Agreement to one or more Affiliates of MTVNO; provided, that no such assignment shall relieve MTVNO of its obligations hereunder and any such assignment shall be approved by Viacom. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement except as specifically provided in this Section
11.8. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors (including any successor to the business of MTVNO) and permitted assigns. Any assignment of rights hereunder in violation hereof shall be null and void ab initio. Except for the provisions of Article 10 and Section 8.5 hereunder, nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their heirs, successors (including any successor to the business of MTVNO) and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein. MTVNO will cause the Company to perform all of the Company's obligations hereunder and under the other Operative Agreements. Notwithstanding any provision herein to the contrary, the Company may assign any of its rights and obligations, including such rights and obligations under Article 3 hereof, without the consent of Mischief or Shareholder, to an Affiliate of the Company; provided, that no such assignment shall relieve MTVNO of its obligations with respect to the Company hereunder.

         11.9. Waivers; Remedies. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

         11.10. Further Assurances. After the date hereof, for no further consideration, Mischief and Shareholder shall perform all such other acts and shall execute, acknowledge and deliver all such assignments, transfers, consents and other documents as MTVNO or its counsel may reasonably request (i) to vest in MTVNO, and protect MTVNO's right, title and interest in, and enjoyment of, the business of Mischief and the Acquired Assets or (ii) to carry out the intent and purposes of this Agreement and give effect to the exercise by MTVNO of its rights hereunder. In accordance with the foregoing, promptly following the date of this Agreement, but in no event later than the Mischief Share Closing Date, Mischief or Shareholder shall provide MTVNO with evidence of satisfaction of the obligations and liabilities of Mischief indicated on the Closing Liability Schedule. Furthermore, in order to effectuate the intent of this Section 11.10, and without limiting any of the provisions hereof, but subject to the provisions of Section 10.4, Mischief hereby constitutes and appoints MTVNO, its successors and assigns and each of the officers and employees thereof, its true and lawful attorneys-in-fact, with full power of substitution, in the name of MTVNO or in the name of Mischief or otherwise, but for the benefit of MTVNO:

         (a) to demand and collect, to endorse and deposit, or to compromise, settle or release all property of any character and any other items conveyed, transferred and assigned hereby;

         (b) to endorse and deposit checks and drafts and to demand and collect, compromise, settle or release all claims and rights conveyed, transferred or assigned hereby;

         (c) to institute and prosecute all proceedings which any such attorney-in-fact may deem appropriate in order to collect, assert or enforce any claim, right, title and interest of Mischief of any kind in or to the Acquired Assets conveyed, transferred or assigned hereby;

         (d) to defend, compromise or settle any and all actions, suits or proceedings in respect of the Acquired Assets conveyed, transferred and assigned hereby; and

         (e) to undertake any and all other acts or execute any instruments which any such attorney-in-fact may deem proper in order to provide MTVNO with the use and benefit of the Acquired Assets conveyed, transferred and assigned hereby.

         Mischief acknowledges that the foregoing powers are coupled with an interest and may not be revoked in any manner or for any reason. MTVNO shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. No attorney-in-fact shall bear any liability for any action or failure to act pursuant hereto, except for such attorney-in-fact's gross negligence or willful misconduct.

         11.11. Public Announcements. No party hereto shall make, or shall permit any of its Affiliates to make, any public announcement about the transactions contemplated by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         11.12. Costs and Expenses. Each party shall be solely responsible for the payment of its own costs and expenses incurred in connection with the negotiation and closing of the transactions consummated or contemplated hereby; provided, however, that Shareholder shall be responsible for all such costs and expenses of Mischief; provided, further, that MTVNO shall be solely responsible for and shall pay any sales, use, transfer or similar Taxes imposed upon the conveyance of the Acquired Assets contributed hereby.

         11.13. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:

         If to MTVNO:

              MTVN Online L.P.
              770 Broadway
              New York, New York 10003
              Fax No.: (212) 846-1735
              Attention: Mr. Nicholas Butterworth

         with a copy to:

              Viacom International Inc.
              1515 Broadway

              New York, New York 10036
              Fax No.: (212) 258-6099
              Attention:  General Counsel

         If to Mischief or Shareholder:

              Mischief New Media inc.
              175 E. 96th Street, Suite 23B
              New York, New York 10128
              Fax No.: (212) 208-4628
              Attention: Mr. Jason Hirschhorn

         with a copy to:

              Grubman Indursky & Schindler, P.C.
              152 W. 57th Street, 31st Floor
              New York, New York 10019
              Fax No.: (212) 554-0444
              Attention: Arthur I. Indursky, Esq.

or to such other address or attention of such other Person as any party shall advise the other parties in writing. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by fax confirmation unless delivered on a day which is not a Business Day in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

         11.14.   Jurisdiction; Consent to Service of Process.

         (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating hereto. Each party hereby irrevocably and unconditionally agrees that any suit, action or proceeding against it by any other party to this Agreement with respect to this Agreement shall be instituted only in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, as the party instituting such suit, action or proceeding may elect in its sole discretion. Each party also hereby irrevocably and unconditionally agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or related to this Agreement.

         (c) Each party hereby irrevocably and unconditionally consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.

         11.15. Cooperation for Financial Reporting. At MTVNO's sole cost and expense, Mischief and Shareholder shall cooperate with MTVNO, or any successor (including the Company), and shall provide MTVNO, or any successor (including the Company), access to all relevant financial information, to the extent reasonably appropriate for MTVNO to be able to prepare such audited financial statements for prior periods for the business conducted by it, as may be reasonably necessary or appropriate for MTVNO, or any successor (including the Company), to make a public offering of its securities and to comply with all financial reporting requirements of applicable law.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective officers thereunto duly authorized on the date first above written.



                                MTVN ONLINE L.P.



                                By: /s/ Michael D. Fricklas
                                    -----------------------------------
                                    Name:   Michael D. Fricklas
                                    Title:  Sr. Vice President and
                                            Secretary


                                MISCHIEF NEW MEDIA INC.


                                By: /s/ Jason Hirschhorn
                                    -----------------------------------
                                    Name:   Jason Hirschhorn
                                    Title:  President

                                /s/ Jason Hirschhorn
                                ---------------------------------------
                                Jason Hirschhorn, in his individual
                                capacity, as Shareholder